Exhibit 99.1

Anaptys Reports Fiscal First Quarter 2027 Financial Results and
Provides Business Update

•
Jemperli global net sales of $1.0 billion (£753 million) for the nine months ended September 30, 2026, representing 29% year-over-year growth
•
Jemperli approved in the U.S. as the first and only immunotherapy for adults with stage II and III microsatellite instability-high (MSI-H)/ mismatch repair deficient (dMMR) locally advanced rectal cancer
•
Litigation with GSK and Tesaro: post-trial hearing held on October 20, 2026, with a judgment anticipated in calendar Q4 2026 or Q1 2027

SAN DIEGO, November 12, 2026 — AnaptysBio, Inc. (Nasdaq: ANAB), a company focused on managing the financial collaborations for Jemperli with Tesaro, a GSK company, and Quimilza (imsidolimab) with Vanda, today reported financial results for the fiscal first quarter ended September 30, 2026, and provided a business update.

“Jemperli’s continued commercial growth in endometrial cancer, with global net sales reaching $1 billion through September 30, 2026, and its recent U.S. approval in adults with stage II and III MSI-H/dMMR locally advanced rectal cancer reinforce our confidence in its long-term potential in monotherapy indications,” said Daniel Faga, president and chief executive officer. “We remain focused on protecting and returning the value of our financial collaborations to shareholders as we approach a judgment in our litigation with GSK and Tesaro in calendar Q4 2026 or Q1 2027 and the FDA target action date for Quimilza in December 2026.”

GSK Jemperli Financial Collaboration

•
GSK announced commercial performance for Jemperli
o
$365 million (£273 million) in global net sales for the three months ended September 30, 2026, representing 20% year-over-year growth1
o
$1.0 billion (£753 million) in global net sales for the nine months ended September 30, 2026, representing 29% year-over-year growth1
▪
Anaptys receives royalties equal to 12% of net sales between $1.0 billion and $1.5 billion in a given calendar year
•
Anaptys continues to expect to achieve >$390 million in annualized Jemperli royalties payable to Anaptys as early as 2029 at GSK’s peak monotherapy sales guidance of >$2.7 billion2
•
Anaptys estimates Sagard will have accrued ~$330 million in royalties and sales milestones through September 30, 2026 and anticipates paydown of the remaining ~$270 million non-recourse debt monetization in calendar H2 2027
•
Jemperli development and regulatory updates announced by GSK include:
o
AZUR-1 – dostarlimab monotherapy in adults with stage II and III MSI-H/dMMR locally advanced rectal cancer
▪
In October 2026, GSK received U.S. Food and Drug Administration (FDA) approval
▪
GSK presented first results from the AZUR-1 trial as a late-breaking abstract at ESMO Congress 2026 in Madrid, Spain, on October 25, 2026
▪
Regulatory submission expected in Japan in calendar H1 2027 and in Europe and China in calendar H2 2027

▪
Regulatory decision expected in Europe in calendar H2 2027
o
AZUR-2 – pivotal Phase 3 – dostarlimab versus standard of care in untreated TN40 or stage III dMMR/ MSI-H resectable colon cancer
▪
Data expected in 2028
o
AZUR-4 – Phase 2 – dostarlimab plus chemotherapy versus standard of care (chemotherapy) in untreated stage III MMRp/MSS resectable colon cancer
▪
Primary completion date in Q4 2026
o
JADE – pivotal Phase 3 – dostarlimab monotherapy versus placebo in locally advanced unresected head and neck squamous cell carcinoma (PD-L1 CPS≥1) post chemoradiation
▪
Data expected in 2028

Vanda Quimilza (imsidolimab) Financial Collaboration

•
FDA target action date (PDUFA) of December 12, 2026, for Quimilza in generalized pustular psoriasis (GPP)

GSK and Tesaro Litigation Update

•
The post-trial hearing was held before the Delaware Chancery Court on October 20, 2026
•
Anaptys is seeking reversion of Jemperli rights as a remedy; the Company anticipates a judgment in calendar Q4 2026 or Q1 2027

Fiscal First Quarter Financial Results

•
The separation of AnaptysBio and First Tracks Biotherapeutics was completed on April 20, 2026. Beginning in the second quarter of 2026, AnaptysBio reclassified historical First Tracks Biotherapeutics, Inc. related assets, liabilities and expenses as discontinued operations.
•
Cash, cash equivalents and investments totaled $153.0 million as of September 30, 2026, compared to $164.1 million as of June 30, 2026, for a decrease of $11.1 million due primarily to $15.5 million used for operating activities offset by $4.4 million received from stock option exercises.
•
Collaboration revenue was $30.3 million for the three months ended September 30, 2026, compared to $76.3 million for the three months ended September 30, 2025. The decrease is primarily due to $50 million in milestone revenue recognized in Q3 2025 offset by Jemperli royalties increasing 11% quarter over quarter for the three months ended September 30, 2026.
•
General and administrative expenses from continuing operations were $11.6 million for the three months ended September 30, 2026, compared to $1.1 million for the three months ended September 30, 2025. The increase was due primarily to legal costs for the GSK and Tesaro lawsuit, audit and tax costs to support the June 30, 2026 transition year financials, and the allocation of G&A costs between AnaptysBio and First Tracks Biotherapeutics, Inc. for the three months ended September 30, 2025.
o
The expenses recognized for the three months ended September 30, 2026, include $4.8 million in legal costs for the GSK and Tesaro litigation and $2.2 million in recurring expenses, including contractor support, legal services unrelated to the GSK and Tesaro litigation, and other public company expenses.
o
The G&A non-cash, stock-based compensation expense was $3.2 million for the three months ended September 30, 2026, as compared to $0.5 million in the same period in 2025.
•
Research and development expenses from continuing operations were a negative $1.3 million for the three months ended September 30, 2026, compared to a negative $2.0 million for the three months ended September 30, 2025.

The decrease for the three months ended September 30, 2026 was primarily due to adjustments related to the closeout of clinical contracts reducing expenses incurred prior to the separation.
•
Net income from continuing operations was $3.9 million for the three months ended September 30, 2026, or a net income per share of $0.13, compared to a net income from continuing operations of $56.3 million for the three months ended September 30, 2025, or a net income per share of $2.02.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to future clinical, commercial and regulatory developments for Jemperli and Quimilza, future royalty amounts, the Company’s expected paydown of its obligations to Sagard, and the timing or outcome of the Company’s ongoing litigation with GSK. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to commercial success of the Company’s licensed products, the company’s ability to protect its financial collaborations and return value to its shareholders, the company’s ability to operate efficiently with a limited staff, and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

About Anaptys

Anaptys manages the financial collaborations for Jemperli with GSK and Quimilza with Vanda, with a focus on protecting and returning the value of its royalties to shareholders. To learn more, visit www.AnaptysBio.com or follow us on LinkedIn.

Contact:

Chris Murphy

Chief Financial Officer
investors@anaptysbio.com

_______________________________________

1. GSK Q3 2026 earnings call, 10/28/2026

2. CEO Emma Walmsley, 2025 JP Morgan CEO Series fireside chat, 9/11/2025, “there's no change to our peak year sales overall ambition for Jemperli, that's for sure, which is far more than £2 billion.”; Converted from GBP to USD using Q3 2025 average exchange rate (1.35x)

AnaptysBio, Inc.

Balance Sheets

(in thousands, except par value data)

(unaudited)

	September 30, 2026	June 30, 2026
ASSETS
Current assets:
Cash and cash equivalents	$135,394	$133,826
Receivables from collaborative partners	30,494	25,634
Short-term investments	17,599	30,317
Prepaid expenses and other current assets	4,886	8,650
Total current assets	188,373	198,427
Property and equipment, net	97	102
Deferred tax asset	107,247	106,639
Operating lease right-of-use assets	11,070	11,560
Other long-term assets	256	256
Total assets	$307,043	$316,984
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$879	$4,394
Accrued expenses	19,339	28,798
Current portion of operating lease liability	2,203	2,161
Total current liabilities	22,421	35,353
Liability related to sale of future royalties	249,819	256,493
Long-term taxes payable	3,619	3,619
Operating lease liability, net of current portion	10,364	10,934
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized and no shares issued or outstanding at September 30, 2026 and June 30, 2026, respectively	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 29,941 shares and 29,728 shares issued and outstanding at September 30, 2026 and June 30, 2026, respectively	30	30
Additional paid in capital	658,658	652,269
Accumulated other comprehensive loss	(181)	(151)
Accumulated deficit	(637,687)	(641,563)
Total stockholders’ equity	20,820	10,585
Total liabilities and stockholders’ equity	$307,043	$316,984

AnaptysBio, Inc.

Statements of Operations and Comprehensive Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2026	2025
Collaboration revenue	$30,274	$76,320
Operating expenses:
Research and development	(1,267)	(2,035)
General and administrative	11,636	1,083
Total operating expenses	10,369	(952)
Income from operations	19,905	77,272
Other income (expense), net:
Interest income	1,438	1,861
Sublease income	667	—
Non-cash interest expense for the sale of future royalties	(18,742)	(22,515)
Total other expense, net	(16,637)	(20,654)
Income before income taxes	3,268	56,618
Benefit (provision) for income taxes	608	(269)
Income from continuing operations	3,876	56,349
Loss from discontinued operations, net of tax	—	(41,236)
Net income	3,876	15,113
Other comprehensive income:
Unrealized (loss) gain on available for sale securities	(30)	53
Total comprehensive income	$3,846	$15,166
Net income (loss) per common share:
Income from continuing operations - basic	$0.13	$2.02
Loss from discontinued operations - basic	—	(1.48)
Net income per common share - basic	$0.13	$0.54
Income from continuing operations - diluted	$0.11	$1.94
Loss from discontinued operations - diluted	—	(1.42)
Net income per common share - diluted	$0.11	$0.52
Weighted-average number of shares outstanding:
Basic	29,847	27,833
Diluted	35,072	29,018